As filed with the Securities and Exchange Commission on January 31, 2003	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3296648
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of Principal Executive Offices, including Zip Code)

2000 Non-Employee Directors’ Stock Option Plan

2000 Employee Stock Purchase Plan

(Full titles of the plans)

W. SCOTT HARKONEN, M.D.

Chief Executive Officer and President

InterMune, Inc.

3280 Bayshore Boulevard

Brisbane, CA 94005

(415) 466-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

SUZANNE SAWOCHKA HOOPER, ESQ.
Cooley Godward LLP
Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $.001 par value	580,000	$17.22	$9,987,600.00	$918.86

(1)        Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of Registrant’s outstanding Common Stock.

(2)        Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on January 30, 2003, in accordance with Rule 457(c) promulgated under the Securities Act.  The following chart illustrates the calculation of the registration fee:

Title of securities to be registered	Number of shares	Offering price per share	Aggregate offering price

Common Stock, $.001 par value, reserved for future issuance under the 2000 Non-Employee Directors’ Stock Option Plan	180,000	$17.22	$3,099,600.00

Common Stock, $.001 par value, reserved for future issuance under the 2000 Employee Stock Purchase Plan	400,000	$17.22	$6,888,000.00

Proposed Maximum Aggregate Offering Price	__	__	$9,987,600.00

Registration Fee	__	__	$918.86

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 180,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2000 Non-Employee Directors’ Stock Option Plan, and (ii) 400,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2000 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

CERTAIN REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 relating to the 2000 Non-Employee Directors’ Stock Option Plan and the 2000 Employee Stock Purchase Plan (File Nos. 333-34510, 333-59316 and 333-81172) are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

4.1	Specimen Common Stock Certificate.(1)

4.2	Amended and Restated Investor Rights Agreement, dated January 7, 2000.(1)

4.3	Indenture, dated as of July 5, 2001, between Registrant and The Bank of New York.(2)

4.4	Stockholder Rights Agreement, dated July 17, 2001, between Registrant and Mellon Investor Services LLC.(3)

4.5	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.(3)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	2000 Employee Stock Purchase Plan and related documents.(1)

99.2	2000 Non-Employee Directors’ Stock Option Plan and related documents.(1)

(1) Filed as an exhibit to Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2000 (File No. 333-96029) or amendments thereto and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant’s Current Report on Form 8-K on July 10, 2001 and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant’s Current Report on Form 8-K on July 18, 2001 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on January 31, 2003.

InterMune, Inc.

By:	/s/ W. SCOTT HARKONEN
W. Scott Harkonen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Scott Harkonen, Sharon Surrey-Barbari and Stephen N. Rosenfield, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

/s/	W. SCOTT HARKONEN	President, Chief Executive Officer and Director	January 31, 2003
	W. Scott Harkonen	(principal executive officer)

/s/	SHARON SURREY-BARBARI	Chief Financial Officer and Senior Vice President of	January 31, 2003
	Sharon Surrey-Barbari	Finance and Administration (principal financial and accounting officer)

/s/	WILLIAM A. HALTER	Director	January 31, 2003
William A. Halter

/s/	JAMES I. HEALY	Director	January 31, 2003
James I. Healy

/s/	WAYNE T. HOCKMEYER	Director	January 31, 2003
Wayne T. Hockmeyer

/s/	JONATHAN S. LEFF	Director	January 31, 2003
Jonathan S. Leff

/s/	WILLIAM R. RINGO, JR.	Director	January 31, 2003
William R. Ringo, Jr.

/s/	NICHOLAS J. SIMON	Director	January 31, 2003
Nicholas J. Simon

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate.(1)

4.2	Amended and Restated Investor Rights Agreement, dated January 7, 2000.(1)

4.3	Indenture, dated as of July 5, 2001, between Registrant and The Bank of New York.(2)

4.4	Stockholder Rights Agreement, dated July 17, 2001, between Registrant and Mellon Investor Services LLC.(3)

4.5	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.(3)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	2000 Employee Stock Purchase Plan and related documents.(1)

99.2	2000 Non-Employee Directors’ Stock Option Plan and related documents.(1)

(1) Filed as an exhibit to Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2000 (File No. 333-96029) or amendments thereto and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant’s Current Report on Form 8-K on July 10, 2001 and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant’s Current Report on Form 8-K on July 18, 2001 and incorporated herein by reference.